FIRST AMENDMENT TO THE AMENDED AND RESTATED
                            TAX ALLOCATION AGREEMENT


     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED TAX ALLOCATION AGREEMENT ("Amendment") dated as of this ____ day of September, 2000, by and among Horizon Telcom, Inc. (hereinafter referred to as "Parent") and its Subsidiaries: The Chillicothe Telephone Company, Horizon Personal Communications, Inc. ("PerCom"), United Communications, Inc., Horizon Services, Inc. and Horizon, PCS, Inc. ("PCS") (hereinafter collectively referred to as "Subsidiaries" or individually as "Subsidiary").

                                   WITNESSETH

     WHEREAS, the parties hereto are members of an affiliated group ("Affiliated Group") as defined in Code Section 1504(a);

     WHEREAS, the Affiliated Group was formed on January 1, 1996 and is a successor to The Chillicothe Telephone Company affiliated group under Treasury Regulation Section 1.1502-75(d);

     WHEREAS, in 1997, Parent and certain of its subsidiaries entered into a Tax Allocation Agreement (the "Initial Agreement");

     WHEREAS, the Initial Agreement was amended and restated in its entirety in the form attached hereto as Exhibit 1 (the "Restated Agreement");

     WHEREAS, PerCom holds shares in Parent and intends to transfer certain of such shares to PCS, who, in turn, will transfer such shares to its shareholders;

     WHEREAS, PCS intends to issue preferred shares in PCS to certain investors (the "Investors") pursuant to the terms of that certain Securities Purchase Agreement dated as of the 25th day of September, 2000, which could (either alone


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or in  connection  with other  transactions)  result in PCS and PerCom no longer being members of the Affiliated Group (the "Deconsolidation");  and

     WHEREAS, the Parent and Subsidiaries wish to amend the Restated Agreement to address certain matters implicated by the aforementioned transactions.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. The parties hereby acknowledge that the transfer of Parent shares from PerCom to PCS, and from PCS to Parent, may be treated as a deemed sale of such shares by PerCom to PCS and by PCS to its shareholders (the "Deemed Sale") and that such Deemed Sale may trigger the recognition of gain by PerCom or PCS resulting from the distribution of appreciated property for federal, state and local income tax purposes. The parties hereby agree that, notwithstanding any other provision in the Restated Agreement but subject to the further limitations set forth in this Amendment, federal, state and local income taxes attributable to the Deemed Sale will be the responsibility of PCS. The determination of the amount of income tax liability triggered as a result of the Deemed Sale shall be determined by Arthur Andersen, LLP and its determination shall be final, subject to any determination (as defined in Code Section 1313 for federal tax purposes or under similar circumstances for state or local tax purposes) to the contrary.

     2. The parties acknowledge that there is an excess loss account (the "ELA"), pursuant to Treasury Regulations 1.1502-19, with respect to the PCS shares held by Parent and with respect to the PerCom shares held by PCS. The parties hereby agree that, notwithstanding any provision in the Restated Agreement to the contrary but subject to the


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          further  limitations set forth in this Amendment,  federal,  state and local income taxes attributable to the recognition of the ELA as a result of the Deconsolidation will be the responsibility of PCS. The determination of the amount of income tax liability resulting from the recognition of the ELA as a result of the Deconsolidation shall be accomplished by Arthur Andersen, LLP and its determination shall be final, subject to any determination (as defined in Code Section 1313 for federal tax purposes or under similar circumstances for state or local tax purposes) to the contrary.

     3. Notwithstanding the foregoing provisions of this Amendment, PCS and/or PerCom shall only be responsible for amounts of federal, state or local income tax liability (which liability shall not include any liability for any federal, state or local penalties or interest) attributable to the Deemed Sale, or the recognition of the ELA as a result of the Deconsolidation, in an amount of up to eleven million five hundred thousand dollars ($11,500,000) (the "PCS Liability Cap"), and Parent shall, in accordance with the terms of the Restated Agreement, be liable for, and responsible for, any tax liability amounts attributable to the Deemed Sale, or the recognition of the ELA as a result of the Deconsolidation, in excess of the PCS Liability Cap. Parent shall, and hereby does, indemnify and hold harmless PCS and PerCom for any amount of federal, state or local income tax liability attributable to the Deemed Sale, or the recognition of the ELA as a result of the Deconsolidation, in excess of the PCS Liability Cap, and Parent will not seek contribution from PCS or PerCom to pay any of such tax liability in excess of the PCS Liability Cap.



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     4.   Except as specifically  set forth herein,  the terms and conditions of the Restated Agreement shall remain in full force and effect.

     5. This Amendment shall be binding upon and inure to the benefit of any successor, to any of the parties hereto, to the same extent as if the successor had been an original party to the agreement.

     6. References to the Code refer to the Internal Revenue Code of 1986, as amended or superseded. References to a section of or tax under the Code includes all amendments and successor provisions corresponding to any such section or tax in force after the date of this Amendment. References to tax terms which have defined meaning under the Code shall have such defined meaning.

     7. No person who is not a party hereto is intended to be a beneficiary of this Amendment; provided however, that the parties hereby agree that the Investors are intended third party beneficiaries of this Amendment and that this paragraph shall create a right and cause of action under this Amendment in and on behalf of the Investors, to enforce payment by PCS of its obligations herein and to enforce indemnification by Parent as provided for herein.

     8.   This Amendment shall be governed by the laws of the State of Ohio.


                        [SIGNATURES ON FOLLOWING PAGE.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative on the date indicted above.


HORIZON TELCOM, INC.                            UNITED COMMUNICATIONS, INC.

_____________________________                   _____________________________
By Peter M. Holland                             By Peter M. Holland
Its Financial Vice President                    Its Secretary and Treasurer



THE CHILLICOTHE TELEPHONE COMPANY               HORIZON SERVICES, INC.

_____________________________                   _____________________________
By Peter M. Holland                             By Peter M. Holland
Its Secretary and Treasurer                     Its Secretary and Treasurer



HORIZON PERSONAL COMMUNICATIONS, INC.           HORIZON PCS, INC.

_____________________________                   _____________________________
By William A. McKell                            By William A. McKell
Its President                                   Its President




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                                    EXHIBIT 1
                            TO THE FIRST AMENDMENT TO
                THE AMENDED AND RESTATED TAX ALLOCATION AGREEMENT

                  Amended and Restated Tax Allocation Agreement




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